Exhibit 10.23

October 4, 2010

SuperMedia Inc.

2200 West Airfield Drive

DFW Airport, Texas 75261

Attention: Douglas Wheat, Chairman of the Board of Directors

Re:      Resignation

Dear Douglas,

I hereby resign, effective immediately, as a director of the Company and the Company’s subsidiaries of which I am a director, and I hereby resign, effective immediately, as an officer of SuperMedia Inc. (the “Company”) and each of the Company’s subsidiaries of which I am an officer.

Sincerely

/s/ Scott W. Klein
Scott W. Klein